Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Hal Brown	Mick Reynolds
	CEO	Executive Vice President/CFO
	541-686-8685	541-686-8685

www.therightbank.com
Email: banking@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Reports Fourth Quarter and Full Year 2013 Results

Loan Growth and Acquisition Produce Record Net Income

EUGENE, Ore., January 22, 2014 – Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the fourth quarter and full year 2013.

Recent highlights:

•	Record net income of $13.8 million for the year 2013.

•	Organic loan growth continued for the eighth consecutive quarter.

•	Continued improvement in credit quality statistics.

•	Declared first quarter 2014 regular quarterly cash dividend of $0.10 per share and special cash dividend of $0.10 per share.

•	Total risk-based capital ratio of 16.15%, significantly above the 10.00% minimum for “well-capitalized” designation.

•	Recognized as one of Oregon’s most admired companies by the Portland Business Journal for the fifth consecutive year.

Net income

Net income for fourth quarter 2013 was $3.7 million or $0.20 per diluted share compared to net income of $3.4 million or $0.19 per diluted share in fourth quarter 2012. Return on average assets, average book equity, and average tangible equity were 1.00%, 8.06%, and 9.28%, respectively, in fourth quarter 2013, compared to 0.99%, 7.33%, and 8.33% for the same quarter last year.

Net income for the full year 2013 was a record $13.8 million or $0.76 per diluted share compared to net income of $12.7 million or $0.69 per share for the year 2012. Included in 2013 full year results was $1.2 million of one-time merger related expenses related to the Century Bank acquisition, which reduced current year net income by $822 thousand or $0.05 per diluted share.

“We are certainly pleased with our 2013 results and the shareholder returns for the year both in terms of share appreciation and dividends,” said Hal Brown, chief executive officer. “Our strong capital position, liquidity and credit quality, together with the improving economic conditions, support our optimistic outlook as we begin 2014,” added Brown.

Loan growth

Outstanding gross loans at December 31, 2013, were $994.8 million, up $16.1 million over the prior quarter end and up $123.5 million from year-end 2012. Excluding the loans acquired in the Century Bank transaction, organic loan growth for 2013 was $80.5 million for an annualized growth rate of 9.24%. Loan growth for the fourth quarter and full year was primarily centered in owner-occupied commercial real estate, construction lending and commercial loans.

At December 31, 2013, loans to dental professionals totaled $307.3 million, representing 30.9% of the total loan portfolio. Outstanding loans to dental professionals grew by $36.5 million or 13.5% over December 31, 2012.

“Our sustained loan growth was attributable to an improving economy, our niche focus and a strong team of relationship bankers that successfully retained and added several client relationships during the year,” said Roger Busse, president and chief operating officer. “Our dental lending program continued to be very successful both in terms of growth and credit quality,” added Busse.

Core deposits

Period-end Company-defined core deposits were $990.3 million, an increase of $51.7 million or 5.5% over the prior year end. At period-end December 31, 2013, noninterest-bearing demand deposits totaled $366.9 million and represented 37.0% of core deposits.

Net interest margin

The fourth quarter 2013 net interest margin, on a tax equivalent basis, was 4.39%, representing an increase of 28 basis points over the 4.11% reported for the fourth quarter 2012. Included in the fourth quarter net interest margin was a $220 thousand prepayment penalty from an early payoff of a loan, which contributed 7 basis points to the current quarter’s margin. In addition, the accretion of the Century Bank loan fair value market adjustment positively impacted the net interest margin by 4 basis points.

The net interest margin for the full year 2013, on a tax equivalent basis, was 4.37%, an increase of 13 basis points over the 4.24% net interest margin reported for 2012. Earning asset yields remained relatively unchanged in 2013 when compared to 2012, primarily due to an increase in yield on the securities portfolio. Most of the improvement in the annual net interest margin was attributable to a lower cost of funds as the cost of interest-bearing liabilities was down 17 basis points in 2013 from 2012.

Classified assets, provisioning and loan statistics

At December 31, 2013, classified assets totaled $52.0 million and represented 29.02% of regulatory capital, compared to $56.1 million and 31.18% of regulatory capital at December 31, 2012. Classified asset levels increased by $5.8 million as a result of the Century Bank acquisition. Fourth quarter 2013 classified assets were lower than pre-acquisition levels.

Nonperforming assets, a subcategory of classified assets, totaled $21.0 million at December 31, 2013, or 1.45% of total assets, a decrease from the December 31, 2012 ratio of 1.92%. Nonperforming assets were comprised of $4.6 million in nonperforming loans, net of government guarantees, and $16.4 million in other real estate owned. Loans past-due 30-89 days were 0.23% of total loans at December 31, 2013, compared to 0.30% at December 31, 2012.

“This is the fourth consecutive year of improvement in our credit quality statistics and we are optimistic this trend will continue in 2014,” said Casey Hogan, executive vice president and chief credit officer.

The Company made no provision for loan losses during the fourth quarter 2013 and provisioned $250 thousand for the full year 2013. Net loan charge offs for the year 2013 were $678 thousand or 0.07% of average outstanding loans. The allowance for loan losses as a percentage of outstanding loans at December 31, 2013, was 1.60% compared to 1.88% at December 31, 2012. The allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees, improved to 345.42% at December 31, 2013, from 193.29% reported one year ago, reflecting both a reduction in nonperforming loans and an overall general improvement in the quality of the loan portfolio.

Capital levels

The Company’s capital ratios continued to be well above the minimum FDIC “well-capitalized” designated levels. At December 31, 2013, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and Total risk-based capital ratios were 11.49%, 14.90% and 16.15%, respectively, as compared to 12.33%, 16.90% and 18.15% at December 31, 2012, reflecting improved capital leverage. The FDIC’s minimum “well-capitalized” ratios are 5.00%, 6.00% and 10.00%, respectively.

Noninterest income and expense

Noninterest income for the fourth quarter was $1.6 million, up $181 thousand over fourth quarter 2012. Noninterest expense in fourth quarter 2013 was up $1.1 million over fourth quarter 2012, with a portion of the increase centered in other real estate expense, primarily attributable to valuation write-downs. In addition, employee compensation was up, reflecting the addition of business development personnel who have increased calling efforts during 2013, resulting in part in the Bank’s loan growth during the period. The fourth quarter 2013 efficiency ratio was 62.97% compared to 64.26% for fourth quarter 2012.

Conference call and audio webcast

Management will conduct a live conference call and audio webcast for interested parties relating to the Company’s results for the fourth quarter and full-year 2013 on Thursday, January 23, 2014, at 11:00 a.m. Pacific / 2:00 p.m. Eastern. To listen to the conference call, interested parties should call 866-292-1418. Following the formal remarks, a question and answer session will be open to all interested parties. The webcast will be available via Pacific Continental’s website www.therightbank.com. To listen to the live audio webcast, click on the webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin. An audio webcast replay is typically available within twenty-four hours following the live webcast and will be archived for one year on the Pacific Continental website. Any questions regarding the conference call presentation or webcast should be directed to Shannon Coffin, executive administrative assistant, at 541-686-8685.

About Pacific Continental Bank

Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fourteen banking offices in Oregon and Washington. The Bank also operates loan production offices in Tacoma, Washington and Denver, Colorado. Pacific Continental, with $1.4 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal, the Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “goals,” “believes” “anticipates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made represent Pacific Continental’s current estimates, projections, expectations, plans or forecasts of its future results and revenues, including but not limited to statements about performance, loan growth, capital position, liquidity, credit quality, credit quality trends and economic conditions generally. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Pacific Continental’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pacific Continental’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in any of Pacific Continental’s subsequent SEC filings, including the high concentration of loans of the Company’s banking subsidiary in commercial and residential real estate lending and our significant concentration in loans to dental professionals; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; a continued decline in the housing and real estate market; a continued increase in unemployment or sustained high levels of unemployment; continued erosion or sustained low levels of consumer confidence; changes in the Federal Reserve’s monetary policies and the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the Company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers operational systems or infrastructure failures; increased competition; fluctuating interest rates; a tightening of available credit; the potential adverse impact of legal or regulatory proceedings; and risks related to acquisitions, including integration, retention of key personnel and business, anticipated cost savings and results and performance of the acquired company or the combined entity. Pacific Continental Corporation undertakes no obligation to publicly revise or update any forward-looking statement to reflect the impact of events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

PACIFIC CONTINENTAL CORPORATION

Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Interest and dividend income
Loans	$13,482	$12,002	$53,275	$48,091
Taxable securities	1,566	1,285	5,730	6,171
Tax-exempt securities	489	464	1,918	1,626
Federal funds sold & interest-bearing deposits with banks	2	2	10	6

	15,539	13,753	60,933	55,894

Interest expense
Deposits	803	909	3,389	4,059
Federal Home Loan Bank & Federal Reserve borrowings	284	325	1,189	1,584
Junior subordinated debentures	60	35	200	151
Federal funds purchased	4	3	16	24

	1,151	1,272	4,794	5,818

Net interest income	14,388	12,481	56,139	50,076
Provision for loan losses	—	—	250	1,900

Net interest income after provision for loan losses	14,388	12,481	55,889	48,176

Noninterest income
Service charges on deposit accounts	490	468	1,926	1,827
Other fee income, principally bankcard	407	389	1,624	1,595
Mortgage banking income	—	—	—	72
Bank-owned life insurance income	128	152	515	583
Loss on sale of investment securities	—	—	(8)	—
Impairment losses on investment securities (OTTI)	(7)	—	(23)	—
Other noninterest income	545	373	1,792	1,664

	1,563	1,382	5,826	5,741

Noninterest expense
Salaries and employee benefits	5,776	4,855	22,120	19,576
Premises and equipment	938	820	3,684	3,373
Data processing	651	553	2,605	2,096
Legal and professional fees	407	357	1,867	1,735
Business development	430	470	1,805	1,558
FDIC insurance assessment	238	271	912	1,085
Bankcard processing	109	140	527	580
Other real estate expense	639	412	2,401	1,494
Merger related expenses (1)	—	203	1,246	203
Other noninterest expense	857	827	3,565	3,405

	10,045	8,908	40,732	35,105

Income before provision for income taxes	5,906	4,955	20,983	18,812
Provision for income taxes	2,254	1,572	7,216	6,159

Net income	$3,652	$3,383	$13,767	$12,653

Earnings per share:
Basic	$0.20	$0.19	$0.77	$0.70

Diluted	$0.20	$0.19	$0.76	$0.69

Weighted average shares outstanding:
Basic	17,888,818	17,845,645	17,871,439	18,085,607
Common stock equivalents attributable to stock-based awards	237,455	152,564	188,484	152,553

Diluted	18,126,273	17,998,209	18,059,923	18,238,160

PERFORMANCE RATIOS
Return on average assets	1.00%	0.99%	0.96%	0.96%
Return on average equity (book)	8.06%	7.33%	7.61%	6.97%
Return on average equity (tangible) (2)	9.28%	8.33%	8.75%	7.94%
Net interest margin (3)	4.39%	4.11%	4.37%	4.24%
Efficiency ratio (4)	62.97%	64.26%	65.73%	62.89%

(1)	Represents expenses associated with the acquisition of Century Bank.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate
(4)	Efficiency ratio is noninterest expense divided by operating revenues. Operating revenues are net interest income plus noninterest income.

PACIFIC CONTINENTAL CORPORATION

Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	December 31,	December 31,
	2013	2012
ASSETS
Cash and due from banks	$21,053	$28,607
Interest-bearing deposits with banks	55	94

Total cash and cash equivalents	21,108	28,701
Securities available-for-sale	347,386	389,885
Loans, less allowance for loan losses and net deferred fees	977,928	854,071
Interest receivable	4,703	4,520
Federal Home Loan Bank stock	10,425	10,462
Property and equipment, net of accumulated depreciation	18,836	19,238
Goodwill and intangible assets	23,616	22,031
Deferred tax asset	9,598	6,230
Taxes receivable	80	—
Other real estate owned	16,355	17,972
Prepaid FDIC assessment	—	1,746
Bank-owned life insurance	16,136	15,621
Other assets	3,555	3,010

Total assets	$1,449,726	$1,373,487

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$366,891	$329,825
Savings and interest-bearing checking	559,632	554,693
Time $100,000 and over	79,081	73,610
Other time	85,377	88,026

Total deposits	1,090,981	1,046,154
Federal funds and overnight funds purchased	5,150	11,570
Federal Home Loan Bank borrowings	160,000	118,000
Junior subordinated debentures	8,248	8,248
Accrued interest and other payables	6,163	6,134

Total liabilities	1,270,542	1,190,106

Shareholders’ equity
Common stock: 50,000,000 shares authorized. Shares issued and outstanding: 17,891,687 at December 31, 2013 and 17,835,088 at December 31, 2012	133,835	133,017
Retained earnings	45,250	44,533
Accumulated other comprehensive income	99	5,831

	179,184	183,381

Total liabilities and shareholders’ equity	$1,449,726	$1,373,487

CAPITAL RATIOS
Total capital (to risk weighted assets)	16.15%	18.15%
Tier I capital (to risk weighted assets)	14.90%	16.90%
Tier I capital (to leverage assets)	11.49%	12.33%
Tangible common equity (to tangible assets)(1)	10.91%	11.94%
Tangible common equity (to risk-weighted assets)(1)	14.18%	16.67%
OTHER FINANCIAL DATA
Shares outstanding at end of period	17,891,687	17,835,088
Tangible shareholders’ equity(1)	$155,568	$161,350
Book value per share	$10.01	$10.28
Tangible book value per share	$8.69	$9.05

(1)	Tangible common equity excludes goodwill and core deposit intangible assets related to acquisitions.

PACIFIC CONTINENTAL CORPORATION

Loans by Type and Allowance for Loan Losses

(In thousands)

(Unaudited)

	December 31,	December 31,
	2013	2012
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multi-family residential	$46,217	$45,212
Residential 1-4 family	46,438	51,437
Owner-occupied commercial	249,311	219,276
Nonowner-occupied commercial	158,786	145,315

Total permanent real estate loans	500,752	461,240
Construction loans:
Multi-family residential	23,419	17,022
Residential 1-4 family	26,512	20,390
Commercial real estate	30,516	23,235
Commercial bare land and acquisition & development	11,473	10,668
Residential bare land and acquisition & development	6,990	8,405

Total construction real estate loans	98,910	79,720
Total real estate loans	599,662	540,960
Commercial loans	390,301	325,604
Consumer loans	3,878	3,581
Other loans	928	1,112

Gross loans	994,769	871,257
Deferred loan origination fees	(924)	(841)

	993,845	870,416
Allowance for loan losses	(15,917)	(16,345)

	$977,928	$854,071

	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$16,802	$16,283	$16,345	$14,941
Provision for loan losses	—	—	250	1,900
Loan charge offs	(1,039)	(855)	(2,088)	(3,664)
Loan recoveries	154	917	1,410	3,168

Net recoveries (charge offs)	(885)	62	(678)	(496)

Balance at end of period	$15,917	$16,345	$15,917	$16,345

PACIFIC CONTINENTAL CORPORATION

Selected Other Financial Information and Ratios

(In thousands)

(Unaudited)

	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
BALANCE SHEET AVERAGES
Loans(1)	$990,566	$846,199	$959,873	$832,787
Allowance for loan losses	(16,709)	(16,518)	(16,492)	(16,132)

Loans, net of allowance	973,857	829,681	943,381	816,655
Securities and short-term deposits	350,101	401,537	366,102	384,918

Earning assets	1,323,958	1,231,218	1,309,483	1,201,573
Noninterest-earning assets	122,739	126,878	123,730	115,521

Assets	$1,446,697	$1,358,096	$1,433,213	$1,317,094

Interest-bearing core deposits(2)	$626,161	$583,339	$631,529	$579,828
Noninterest-bearing core deposits(2)	361,046	317,029	336,063	297,428

Core deposits(2)	987,207	900,368	967,592	877,256
Noncore interest-bearing deposits	101,263	103,851	106,574	95,598

Deposits	1,088,470	1,004,219	1,074,166	972,854
Borrowings	173,038	164,966	173,919	158,254
Other noninterest-bearing liabilities	5,342	5,281	4,271	4,511

Liabilities	1,266,850	1,174,466	1,252,356	1,135,619

Shareholders’ equity (book)	179,847	183,630	180,857	181,475

Liabilities and equity	$1,446,697	$1,358,096	$1,433,213	$1,317,094

Shareholders’ equity (tangible)(3)	$156,154	$161,586	$157,278	$159,349

SELECTED MARKET DATA
Eugene market gross loans, period-end	$334,511	$253,345
Portland market gross loans, period-end	391,295	383,616
Seattle market gross loans, period-end	132,488	154,229
National health care gross loans, period-end (4)	136,475	80,067

Total gross loans, period-end	$994,769	$871,257

Eugene market core deposits, period-end(2)	$588,158	$536,143
Portland market core deposits, period-end(2)	249,050	258,516
Seattle market core deposits, period-end(2)	153,107	143,970

Total core deposits, period-end(2)	990,315	938,629
Other deposits, period-end	100,666	107,525

Total	$1,090,981	$1,046,154

Eugene market core deposits, average(2)	$592,179	$518,487	$582,053	$508,856
Portland market core deposits, average(2)	242,855	241,585	244,997	236,200
Seattle market core deposits, average(2)	152,173	140,296	140,542	132,200

Total core deposits, average(2)	987,207	900,368	967,592	877,256
Other deposits, average	101,263	103,851	106,574	95,598

Total	$1,088,470	$1,004,219	$1,074,166	$972,854

NET INTEREST MARGIN RECONCILIATION
Yield on average loans	5.49%	5.76%	5.65%	5.89%
Yield on average securities(5)	2.63%	1.98%	2.37%	2.25%

Yield on average earning assets(5)	4.74%	4.53%	4.73%	4.72%
Rate on average interest-bearing core deposits	0.32%	0.41%	0.34%	0.47%
Rate on average interest-bearing non-core deposits	1.18%	1.17%	1.17%	1.38%

Rate on average interest-bearing deposits	0.44%	0.53%	0.46%	0.41%
Rate on average borrowings	0.80%	0.88%	0.81%	1.11%

Cost of interest-bearing funds	0.51%	0.59%	0.53%	0.70%

Interest rate spread(5)	4.23%	3.93%	4.21%	4.03%

Net interest margin(5)	4.39%	4.11%	4.37%	4.24%

(1)	Includes loans held-for-sale.
(2)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.
(3)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(4)	National health care loans include loans to heath care professionals, primarily dental practitioners, operating outside of Pacific Continental Bank’s market area. The market area is defined as Oregon and Washington West of the Cascade Mountain Range.
(5)	Tax-exempt income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $263 and $236 for the three months ended December 31, 2013, and December 31, 2012, respectively, and $1,033 thousand and $875 thousand for the twelve months ended December 31, 2013, and December 31 , 2012, respectively.

PACIFIC CONTINENTAL CORPORATION

Nonperforming Assets and Asset Quality Ratios

(In thousands)

(Unaudited)

	December 31,	December 31,
	2013	2012
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multi-family residential	$—	$—
Residential 1-4 family	636	1,140
Owner-occupied commercial	1,685	3,805
Nonowner-occupied commercial	136	—

Total permanent real estate loans	2,457	4,945
Construction loans:
Multi-family residential	—	—
Residential 1-4 family	—	—
Commercial real estate	—	—
Commercial bare land and acquisition & development	—	—
Residential bare land and acquisition & development	—	101

Total construction real estate loans	—	101

Total real estate loans	2,457	5,046
Commercial loans	2,886	4,315

Total nonaccrual loans	5,343	9,361
90-days past due and accruing interest	—	—
Total nonperforming loans	5,343	9,361

Nonperforming loans guaranteed by government	(735)	(905)
Net nonperforming loans	4,608	8,456

Other real estate owned	16,355	17,972

Total nonperforming assets, net of guaranteed loans	$20,963	$26,428

ASSET QUALITY RATIOS
Allowance for loan losses as a percentage of total loans outstanding	1.60%	1.88%
Allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees	345.42%	193.29%
Net loan charge offs (recoveries) as a percentage of average loans, annualized	0.07%	0.06%
Net nonperforming loans as a percentage of total loans	0.46%	0.97%
Nonperforming assets as a percentage of total assets	1.45%	1.92%
Consolidated classified asset ratio(1)	29.02%	31.18%
Past due as a percentage of total loans (2)	0.23%	0.30%

(1)	Classified asset ratio is defined as the sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(2)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.

PACIFIC CONTINENTAL CORPORATION

Aged Analysis of Loans Receivable (Unaudited)

(In thousands)

As of December 31, 2013

			Greater
	30-59 Days	60-89 Days	Than 90 Days		Total Past
	Past Due	Past Due	Past Due		Due and	Total	Total Loans
	Still Accruing	Still Accruing	Still Accruing	Nonaccrual	Nonaccrual	Current	Receivable
Real estate loans
Multi-family residential	$—	$—	$—	$—	$—	$46,217	$46,217
Residential 1-4 family	137	—	—	636	773	45,665	46,438
Owner-occupied commercial	488	—	—	1,685	2,173	247,138	249,311
Nonowner-occupied commercial	1,188	—	—	136	1,324	157,462	158,786

Total real estate loans	1,813	—	—	2,457	4,270	496,482	500,752
Construction
Multi-family residential	—	—	—	—	—	23,419	23,419
Residential 1-4 family	—	—	—	—	—	26,512	26,512
Commercial real estate	—	—	—	—	—	30,516	30,516
Commercial bare land and acquisition & development	—	—	—	—	—	11,473	11,473
Residential bare land and acquisition & development	—	—	—	—	—	6,990	6,990

Total construction loans	—	—	—	—	—	98,910	98,910
Commercial and other	436	—	—	2,886	3,322	387,907	391,229
Consumer	5	1	—	—	6	3,872	3,878

Total	$2,254	$1	$—	$5,343	$7,598	$987,171	$994,769

PACIFIC CONTINENTAL CORPORATION

Aged Analysis of Loans Receivable (Unaudited)

(In thousands)

As of December 31, 2012

			Greater
	30-59 Days	60-89 Days	Than 90 Days		Total Past
	Past Due	Past Due	Past Due		Due and	Total	Total Loans
	Still Accruing	Still Accruing	Still Accruing	Nonaccrual	Nonaccrual	Current	Receivables
Real estate loans
Multi-family residential	$—	$—	$—	$—	$—	$45,212	$45,212
Residential 1-4 family	351	318	—	1,140	1,809	49,628	51,437
Owner-occupied commercial	—	—	—	3,805	3,805	215,471	219,276
Nonowner-occupied commercial	1,404	—	—	—	1,404	143,911	145,315

Total real estate loans	1,755	318	—	4,945	7,018	454,222	461,240
Construction
Multi-family residential	—	—	—	—	—	17,022	17,022
Residential 1-4 family	234	—	—	—	234	20,156	20,390
Commercial real estate	—	—	—	—	—	23,235	23,235
Commercial bare land and acquisition & development	—	—	—	—	—	10,668	10,668
Residential bare land and acquisition & development	—	—	—	101	101	8,304	8,405

Total construction loans	234	—	—	101	335	79,385	79,720
Commercial and other	264	—	—	4,315	4,579	322,137	326,716
Consumer	8	—	—	—	8	3,573	3,581

Total	$2,261	$318	$—	$9,361	$11,940	$859,317	$871,257

PACIFIC CONTINENTAL CORPORATION

Credit Quality Indicators (Unaudited)

(In thousands)

As of December 31, 2013

	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Total
Real estate loans
Multi-family residential	$44,677	$—	$1,540	$—	$46,217
Residential 1-4 family	37,831	—	8,607	—	46,438
Owner-occupied commercial	239,539	4,278	5,494	—	249,311
Nonowner-occupied commercial	153,055	—	5,731	—	158,786

Total real estate loans	475,102	4,278	21,372	—	500,752
Construction
Multi-family residential	23,419	—	—	—	23,419
Residential 1-4 family	26,145	—	367	—	26,512
Commercial real estate	28,978	—	1,538	—	30,516
Commercial bare land and acquisition & development	11,223	—	250	—	11,473
Residential bare land and acquisition & development	4,346	—	2,644	—	6,990

Total construction loans	94,111	—	4,799	—	98,910
Commercial and other	378,828	—	12,401	—	391,229
Consumer	3,856	—	22	—	3,878

Total	$951,897	$4,278	$38,594	$—	$994,769

PACIFIC CONTINENTAL CORPORATION

Credit Quality Indicators (Unaudited)

(In thousands)

As of December 31, 2012

	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Total
Real estate loans
Multi-family residential	$43,883	$—	$1,329	$—	$45,212
Residential 1-4 family	43,458	—	7,979	—	51,437
Owner-occupied commercial	208,713	—	10,563	—	219,276
Nonowner-occupied commercial	141,762	—	3,553	—	145,315

Total real estate loans	437,816	—	23,424	—	461,240
Construction
Multi-family residential	17,022	—	—	—	17,022
Residential 1-4 family	20,278	—	112	—	20,390
Commercial real estate	21,646	—	1,589	—	23,235
Commercial bare land and acquisition & development	10,668	—	—	—	10,668
Residential bare land and acquisition & development	5,449	—	2,956	—	8,405

Total construction loans	75,063	—	4,657	—	79,720
Commercial and other	317,250	—	9,466	—	326,716
Consumer	3,544	—	37	—	3,581

Total	$833,673	$—	$37,584	$—	$871,257